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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 29, 2005 (except as to note 12 which is as of August 17, 2005 and note 11 which is as of September 30, 2005) in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-127635) and related Prospectus of Gryphon Gold Corporation for the registration of Units, each consisting of one Common Share and one-half of one Class A Warrant.

/s/ Ernst & Young LLP

Vancouver, Canada
November 8, 2005